SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 4, 2005
Agere Systems Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-16397 (Commission File Number)	22-3746606 (IRS Employer Identification No.)

1110 American Parkway NE
Allentown, Pennsylvania	18109
(Address of principal executive offices)	(Zip Code)
(610) 712-1000
(Registrant’s Telephone Number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1: SEPARATION AGREEMENT--DICKSON
EX-10.2: SEPARATION AGREEMENT--KHAN
EX-10.3: SEPARATION AGREEMENT--NAWAZ

Item 1.01. Entry into a Material Definitive Agreement
     On November 4, 2005, we entered into a separation agreement with John T. Dickson, our former President and Chief Executive Officer, relating to his retirement from the company. Under the agreement:
•	Mr. Dickson will not receive a bonus for fiscal 2005.

•	Mr. Dickson will receive a severance payment of $3.6 million, which is equal to two years’ salary and bonus at target. This payment is conditioned on Mr. Dickson signing a waiver and release.

•	Mr. Dickson will receive a transition assistance payment of $133,333, which is equal to two months’ salary, in return for his assistance with business and customer transition issues.

•	Mr. Dickson’s stock options will be governed by the terms of the awards, which provide that any portion of any stock option that was exercisable on October 26, 2005, will remain exercisable for 90 days, and any portion of any stock option that was not then exercisable terminated.

•	Mr. Dickson will receive a lump sum payment of $1,504,899, which is the value of Mr. Dickson’s accrued benefit under our supplemental pension plan.

•	Mr. Dickson will receive a lump sum payment of $682,612, which is equal to the amount of additional benefit that Mr. Dickson would have accrued under the supplemental pension plan had he continued to be employed by Agere for an additional two years and become eligible for an early retirement benefit under the plan.

•	Mr. Dickson will receive a lump sum payment of his accrued benefit under our qualified pension plan. The amount of this payment is $253,271.
     On November 9, 2005, we entered into a separation agreement and general release with Sohail A. Khan, our Executive Vice President and Chief Strategy and Development Officer. Under the agreement:
•	Mr. Khan will not receive a bonus for fiscal 2005.

•	Mr. Khan will retire from the company on December 31, 2005.

•	Mr. Khan will receive a severance payment of $1,540,000, which is equal to two years’ salary and bonus at target.

•	We will pay for specified benefits for Mr. Khan for a year and a half or, if earlier, until he becomes eligible for benefits under a new employer’s plans.

•	Mr. Khan’s stock options will be governed by the terms of the awards, which provide that any portion of any stock option held by Mr. Khan that is exercisable on December 31, 2005 will remain exercisable for the remaining term of the option and any portion of any stock option that is not then exercisable will terminate.

•	Mr. Khan agrees that for a period of one year, he will not solicit or employ any employee of Agere or refer an employee to a search firm and that he will not compete with Agere, in each case unless he has the prior written consent of our Chief Executive Officer.

•	Mr. Khan agrees to cooperate with the company in any future legal or similar proceeding, if requested by Agere.

•	Mr. Khan releases any claims he may have against Agere through the date of the agreement.

•	Mr. Khan will be entitled to his accrued benefit under our qualified pension plan, which provides several alternate payment terms from which Mr. Khan can select.

•	Mr. Khan will receive a lump sum payment of $587,483 under our supplemental pension plan.
     On November 9, 2005, we entered into a separation agreement and general release with Ahmed Nawaz, our Executive Vice President, Worldwide Sales. Under the agreement:
•	Mr. Nawaz will not receive a bonus for fiscal 2005.

•	Mr. Nawaz will be on a paid leave of absence during calendar 2006, after which his employment with the company will end. He will be paid a total of one year’s base salary and bonus at target, or $770,000, during the leave of absence.

•	Mr. Nawaz will receive a severance payment of $770,000 in January 2006.

•	We will pay for specified benefits for Mr. Nawaz for a year after his leave of absence ends.

•	Mr. Nawaz will forfeit all stock option and restricted stock grants other than stock options covering a total of 180,000 shares and having exercise prices ranging from $9.95 per share to $35.45 per share. When his leave of absence is over, the exercisable portion of these stock options will remain exercisable for 90 days and the non-exercisable portion of these stock options will terminate.

•	Mr. Nawaz agrees that during the leave of absence he will not solicit or employ any employee of Agere or refer an employee to a search firm and that he will not compete with Agere, in each case unless he has the prior written consent of our Chief Executive Officer.

•	Mr. Nawaz agrees to cooperate with the company in any future legal or similar proceeding, if requested by Agere.

•	Mr. Nawaz releases any claims he may have against Agere through the date of the agreement.

•	Mr. Nawaz will be entitled to his accrued benefits under our qualified pension plan and our supplemental retirement plan.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Separation Agreement with John T. Dickson
10.2	Separation Agreement with Sohail A. Khan
10.3	Separation Agreement with Ahmed Nawaz

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGERE SYSTEMS INC.

Date: November 10, 2005	By:	/s/ Peter Kelly
	Name:	Peter Kelly
	Title:	Executive Vice President and Chief Financial Officer